UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2012

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) In a Current Report on Form 8-K dated December 10, 2012, the Federal Home Loan Bank of New York ("Bank") reported the election to the Bank’s Board of Directors ("Board"), for terms beginning on January 1, 2013 of four years each, of current New Jersey Member Director Mr. Jay M. Ford, current New York Member Director Mr. Vincent Palagiano, and current Independent Directors Ms. C. Cathleen Raffaeli and Rev. Edwin C. Reed.

In that 8-K, the Bank said that it would report on compensation for these Directors at a later time. In this regard, the compensation of all of the foregoing Directors, as well as the other Directors serving on the Board in 2013, will be in accordance with a 2013 Director Compensation Policy ("Compensation Policy") approved by the Board on December 20, 2012. In brief, the Compensation Plan provides that the maximum fee opportunity for the Board Chair in 2013 will be $100,000; the maximum fee opportunity for the Board Vice Chair and for those Directors serving as a Committee Chair in 2013 will be $85,000 (subject to provisions stating that (i) service as the Chair of more than one Board Committee will not increase the fee opportunity for a Director, and (ii) service as a Committee Chair by the Chair and/or Vice Chair of the Board will not increase their fee opportunities); and the maximum fee opportunity for all other Directors in 2013 will be $75,000. Each Director shall be paid an amount equal to approximately one-ninth of his or her maximum fee opportunity for each Board meeting attended by such Director in 2013. In accordance with Federal Housing Finance Agency ("Finance Agency") regulations, a copy of the Compensation Policy will be provided to the Director of the Finance Agency.

In addition, 8-K rules also require that Board committee assignments which were not known at the time of the election of a director be reported when known. In 2012, Mr. Ford served as Chair of the Board’s Audit Committee and Vice Chair of the Board’s Strategic Planning Committee; Mr. Palagiano served on the Board’s Compensation and Human Resources and Corporate Governance Committees; Ms. Raffaeli served as Chair of the Board’s Compensation and Human Resources Committee, and also served on the Board’s Government and Congressional Affairs and Strategic Planning Committees; and Rev. Reed served as Vice Chair of the Board’s Government and Congressional Affairs and Housing Committees, and also served on the Board’s Strategic Planning Committee. On December 20, 2012, Mr. Ford, Mr. Palagiano, Ms. Raffaeli and Rev. Reed were appointed by the Board to continue to serve on the aforementioned committees in the aforementioned capacities in 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 26, 2012	By:	/s/ Kevin M. Neylan

Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer